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                                                              EXECUTION COPY












                          STOCK PURCHASE AGREEMENT

                                BY AND AMONG

                      STRUCTURAL POLYMER GROUP LIMITED,

                           ZOLTEK COMPANIES, INC.,

                                     AND

                         CERTAIN SHAREHOLDERS OF THE
                   COMMON STOCK OF ZOLTEK COMPANIES, INC.








                              NOVEMBER 6, 2000



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                                        TABLE OF CONTENTS

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                                            ARTICLE I

                          PURCHASE AND SALE OF SHARES; MANNER OF PAYMENT

Section 1.1       Method of Effecting the Purchase and Sale of Shares; Closing.................1
Section 1.2       Payments at Closing..........................................................2
Section 1.3       Payment of the Purchase Price and Transfer of the Stock Consideration........2


                                            ARTICLE II

                           REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 2.1       Title to Shares; Investments of SP Systems and Subsidiaries..................3
Section 2.2       Consents and Approvals; No Violations........................................3
Section 2.3       Capital Stock................................................................3
Section 2.4       Outstanding Options and Warrants.............................................3
Section 2.5       Absence of Certain Changes...................................................4
Section 2.6       Power to Purchase its Own Shares.............................................4
Section 2.7       Taxes........................................................................5


                                           ARTICLE III

                         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 3.1       Organization.................................................................5
Section 3.2       Corporate Authorization; Validity of Agreement; Necessary Action.............5
Section 3.3       Consents and Approvals; No Violations........................................5


                                            ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 4.1       Title to Common Stock........................................................6
Section 4.2       Authorization; Validity of Agreement; Necessary Action.......................6
Section 4.3       Consents and Approvals; No Violations........................................6


                                            ARTICLE V

[RESERVED].....................................................................................6


                                                i


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                                            ARTICLE VI

                                     COVENANTS OF THE SELLER

Section 6.1       Conduct of Business..........................................................7
Section 6.2       Affirmative Covenants Relating to the Companies and the Seller...............8
Section 6.3       Consents and Closing Conditions..............................................8
Section 6.4       Cooperation; Communication...................................................8
Section 6.5       Non-Solicitation.............................................................8
Section 6.6       Confidentiality of Information; Access to Information........................8
Section 6.7       Release of Liens on the Shares...............................................9


                                           ARTICLE VII

                                    COVENANTS OF THE PURCHASER

Section 7.1       Confidentiality of Information; Access to Information........................9
Section 7.2       Receipt of Consents and Satisfaction of Closing Conditions..................10
Section 7.3       Communication...............................................................10
Section 7.4       Reserved....................................................................10
Section 7.5       Non-Solicitation............................................................10


                                           ARTICLE VIII

                                  COVENANTS OF THE SHAREHOLDERS

Section 8.1       Receipt of Consents and Satisfaction of Closing Conditions..................10


                                            ARTICLE IX

                                      ADDITIONAL AGREEMENTS

Section 9.1       Supply Agreement............................................................11
Section 9.2       Patent and Technology License Agreement.....................................11
Section 9.3       Unsecured Loan Note Instrument..............................................11


                                            ARTICLE X

                                PURCHASER'S CONDITIONS TO CLOSING

Section 10.1      Continued Truth of Warranties...............................................11
Section 10.2      Performance of Covenants....................................................11
Section 10.3      No Material Adverse Change..................................................11
Section 10.4      Permits and Consents........................................................11
Section 10.5      Closing Documents...........................................................12
Section 10.6      Power of Attorney...........................................................12

                                               ii


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                                            ARTICLE XI

                                THE SELLER'S CONDITIONS TO CLOSING

Section 11.1      Continued Truth of Warranties...............................................13
Section 11.2      Performance of Covenants....................................................13
Section 11.3      Permits and Consents........................................................13
Section 11.4      Loan Payment................................................................13
Section 11.5      Shareholders' Closing Documents.............................................13
Section 11.6      Purchaser's Closing Documents...............................................14


                                           ARTICLE XII

                               SHAREHOLDERS' CONDITIONS TO CLOSING

Section 12.1      Continued Truth of Warranties...............................................14
Section 12.2      Performance of Covenants....................................................14
Section 12.3      No Material Adverse Change..................................................14
Section 12.4      Permits and Consents........................................................15
Section 12.5      Closing Documents...........................................................15


                                           ARTICLE XIII

                                         INDEMNIFICATION

Section 13.1      Indemnification of Each of the Purchaser and the Shareholders...............15
Section 13.2      Indemnification of the Seller...............................................15
Section 13.3      Notice of and Procedures for Collecting Indemnification.....................16
Section 13.4      Payment of Claims for Indemnification.......................................17
Section 13.5      Survival of Indemnification.................................................18
Section 13.6      Exclusive Remedy............................................................18


                                           ARTICLE XIV

                                FEDERAL AND OTHER SECURITIES LAWS

Section 14.1      Investment Representations..................................................18
Section 14.2      Legends; Stop Transfer......................................................19


                                            ARTICLE XV

                                          MISCELLANEOUS

Section 15.1      Appointment of Representative...............................................20
Section 15.2      Termination.................................................................22
Section 15.3      Counterparts................................................................22

                                               iii


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Section 15.4      Right of Inspection.........................................................22
Section 15.5      Entire Agreement............................................................23
Section 15.6      Governing Law...............................................................23
Section 15.7      Press Releases..............................................................23
Section 15.8      Currency....................................................................23
Section 15.9      Assignment, Third Parties, Binding Effect...................................23
Section 15.10     Expenses....................................................................23
Section 15.11     Waivers.....................................................................24
Section 15.12     Captions and Section Headings...............................................24
Section 15.13     Notices.....................................................................24
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                          STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the
                                             ---------
6th day of November, 2000, by and among Structural Polymer Group Limited, a corporation organized under the laws of England and Wales (the "Purchaser"),
                                                                ---------
Zoltek Companies, Inc., a corporation organized under the laws of the State of Missouri (the "Seller") and each of the holders of the issued and
                  ------
outstanding shares of common stock of the Seller (each a "Shareholder" and
                                                          -----------
collectively, the "Shareholders") as set forth on Exhibit B hereto.
                   ------------                   ---------

                              R E C I T A L S :
                              ---------------

         WHEREAS, on the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, the Seller desires to sell, and the Purchaser desires to purchase, all of the issued and outstanding share capital of Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Systems"), owned by the Seller (the
                                      ----------
"Shares") at the Closing (as defined in Section 1.1(b) of this Agreement)
 ------
for the Purchase Price described in Article I of this Agreement.

         WHEREAS, on the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, the Shareholders desire to sell, and the Seller desires to purchase, the Common Stock (as herein defined) of the Seller.

         NOW, THEREFORE, the Purchaser, the Seller and each of the Shareholders intending to be legally bound, agree as follows:


                                  ARTICLE I

               PURCHASE AND SALE OF SHARES; MANNER OF PAYMENT

         Section 1.1 Method of Effecting the Purchase and Sale of Shares;
                     ----------------------------------------------------
Closing. The purchase and sale of the Shares shall be effected as follows:
-------
                  (a) At the Closing (as defined in Section 1.1(b) hereof), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares, being all of the share capital of SP Systems which is issued and outstanding, in consideration of the Purchase Price (as defined in Section 1.2 hereof) paid by the Purchaser, and the Stock Consideration (as defined herein) delivered by the Shareholders. In addition, the Purchaser shall procure that the Shareholders shall sell to the Seller, and the Seller shall purchase from the Shareholders an aggregate of Two Million Four Hundred Ninety-Nine Thousand Nine Hundred Ninety-Three (2,499,993) shares of common stock, $.01 par value (the "Common Stock"), of
                                                         ------------
the Seller (the "Stock Consideration") in consideration for the issuance to
                 -------------------
each of the Shareholders of the same number of ordinary shares of (pound)1.00 each of the issued and outstanding share capital of the Purchaser (the "SP Group Shares") as the number of shares of Common Stock
                ---------------
owned by such




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Shareholder as set forth beside each Shareholder's name on
Exhibit B hereto and the purchase by the Purchaser and the sale by the
---------
Seller of the Shares as provided herein.

                  (b) The closing (the "Closing") of the transactions
                                        -------
contemplated hereby shall take place at the offices of Bond Pearce, Southampton, England, commencing at 10:00 a.m. on November 6, 2000 (the "Closing Date"), or such other date or time as may be mutually agreed upon
 ------------
by the parties.

         Section 1.2 Payments at Closing. (a) The aggregate consideration to
                     -------------------
be paid by the Purchaser to the Seller in connection with the sale of the Shares (the "Purchase Price") shall consist of an amount equal to
             --------------
Thirty-Five Million United States Dollars (U.S. $35,000,000) of which amount Thirty Million United States Dollars (U.S. $30,000,000) (the "Cash
                                                              ----
Consideration") shall be paid to the Seller on the Closing Date and the
-------------
balance shall be left outstanding subject to the terms of an Unsecured Loan
Note Instrument of the Purchaser in the form attached as Exhibit E hereto
                                                         ---------
(the "Note Consideration"), which shall be delivered to the Seller on the
      ------------------
Closing Date and (b) the aggregate consideration that the Purchaser shall procure is to be paid by the Shareholders to the Seller in connection with the sale of the Shares to the Purchaser shall consist of the Stock Consideration.

         Section 1.3 Payment of the Purchase Price and Transfer of the Stock
                     -------------------------------------------------------
Consideration.
-------------
                  (a) At the Closing, the Purchaser shall deliver to the Seller the Purchase Price as follows:

                        (i) The Purchaser shall cause to be delivered to the Seller the Cash Consideration, by wire transfer of immediately available funds to such account or accounts as shall be designated by the Seller; and

                       (ii) The Purchaser shall cause to be delivered to the Seller the Note Consideration.

                  (b) At the Closing, except as set forth on Schedule 1.3(b),
                                                             ---------------
the Shareholders shall cause to be delivered to the Seller certificates evidencing the Stock Consideration. The certificates evidencing the Stock Consideration shall bear the restrictive legend set forth in Section 14.2 hereof.

                  (c) At the Closing, the Seller shall deliver the Shares to the Purchaser free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (other than any exceptions therefrom attributable to any actions of any officer or director of the Companies).

                  (d) At the Closing, the Seller, the Purchaser and the Shareholders shall also deliver all documents as provided from Article X,
Article XI and Article XII, respectively.

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                                 ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE SELLER
                --------------------------------------------

         The Seller represents and warrants to the Purchaser and each of the Shareholders as of the date hereof and as of the Closing Date as follows:

         Section 2.1 Title to Shares; Investments of SP Systems and
                     ----------------------------------------------
Subsidiaries. (a) The Seller owns all of the Shares, beneficially and of
------------
record and, as of the Closing, free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. The Shares are sold pursuant to this Agreement with full title guarantee within the meaning given to that phrase by Section 3 of the Law of Property (Miscellaneous Provisions) Act of 1994 and so that the provisions of Sections 6(2) and 6(3) of that Act will not apply to the Purchaser. Notwithstanding Section 15.6 hereof, the Law of Property (Miscellaneous Provisions) Act of 1994 means such act as applicable under the laws of England and Wales.

                  (b) SP Systems owns all the share capital of each
subsidiary of SP Systems (each a "Subsidiary" and collectively with SP
                                  ----------
Systems, the "Companies") beneficially and of record as set forth on Exhibit A,
              ---------                                              ----------
free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (other than any exceptions therefrom attributable to any actions of any officer or director of the Companies).

         Section 2.2 Consents and Approvals; No Violations. Neither the
                     -------------------------------------
execution, delivery or performance of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation (as amended) or By-laws (as amended) of the Seller, (b) other than the filing by the Seller of a Current Report on Form 8-K with respect to the transactions contemplated hereby, require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, any of its subsidiaries or any of their properties or assets.

         Section 2.3 Capital Stock. The authorized, issued and outstanding
                     -------------
share capital of SP Systems and each Subsidiary is set forth on Exhibit A
                                                                ---------
(other than any variations therefrom attributable to any actions of any officer or director of the Companies).

         Section 2.4 Outstanding Options and Warrants. There are no
                     --------------------------------
subscription rights, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest in SP Systems or any of the Subsidiaries, or into any such convertible securities (other than any exceptions therefrom

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attributable to any actions of any officer or director of the Companies), and neither the Seller nor any of the Companies have agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement.

         Section 2.5 Absence of Certain Changes. Since November 19, 1999,
                     --------------------------
there has not been, by reason of any action by any officer or director of the Seller (other than Paul Rudling) or, any of its affiliates (other than the Companies):

                  (a) any mortgage or pledge of, or any other lien, charge or encumbrance of any kind created in respect of any of the assets, tangible or intangible of the Companies other than in the ordinary course of business;

                  (b) any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to any of the Companies;

                  (c) except as contemplated herein, any sale, license, assignment or transfer by SP Systems or any Subsidiary of any patents, trademarks, trade names or other similar intangible assets;

                  (d) except as contemplated herein, any amendments or termination of any material contract, agreement or license to which any of the Companies is a party or to which any of the Companies or any of their respective assets are subject or bound that has or is likely to have a material adverse effect on the properties, operations, liabilities, earnings or financial condition of the Companies, taken as a whole;

                  (e) any legally binding commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by any of the Companies;

                  (f) except for a principal payment of U.S. $350,000 with respect to the Intercompany Advances (as defined herein), any payment, declaration or setting aside by SP Systems of dividends or a return of capital or any distribution by SP Systems of any cash or other assets in redemption of or as the purchase price for any capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to any affiliate of the Companies; and

                  (g) other than the guarantee to Gamesa (as defined herein) referenced in Section 13.1(a), any incurrence by any of the Companies (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice.

         Section 2.6 Power to Purchase its Own Shares. As of the date
                     --------------------------------
hereof, as of the Closing Date and after giving effect to the transactions contemplated hereby, the Seller's net assets equal or exceed its stated capital and no stated capital of the Seller is being applied by the Seller to the purchase hereof of Common Stock pursuant to Sections 351.390, 351.015 and 351.200 of the General and Business Corporation Law of Missouri, as amended.

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         Section 2.7 Taxes. At no time during the period that the Seller has
                     -----
owned SP Systems has any officer or director of the Seller (other than Paul Rudling) taken any action, or failed to take any required action, that could cause SP Systems or its Subsidiaries (a) to be engaged in or conduct a U.S. trade or business, (b) have a U.S. office or other place of business, (c) earn U.S. source income, (d) make any payment that would be treated as a payment of U.S. source income or (e) otherwise to incur any tax (including any withholding tax) imposed by the United States (or any political subdivision thereof or therein).


                                 ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
               -----------------------------------------------

         The Purchaser represents and warrants to the Seller and each of the Shareholders as of the date hereof and as of the Closing Date, as follows:

         Section 3.1 Organization. The Purchaser is a corporation duly
                     ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the Purchaser and its subsidiaries, taken as a whole.

         Section 3.2 Corporate Authorization; Validity of Agreement;
                     -----------------------------------------------
Necessary Action. The Purchaser has full corporate power and authority to
----------------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Purchaser and no other corporate action or proceedings on the part of the Purchaser are necessary to authorize the execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and, assuming this Agreement constitutes valid and binding obligations of the Seller and each of the Shareholders, constitutes valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         Section 3.3 Consents and Approvals; No Violations. Neither the
                     -------------------------------------
execution, delivery or performance of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the organization documents of the Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

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or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its subsidiaries or any of their properties or assets.


                                 ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders individually represents and warrants to the Seller and the Purchaser as of the date hereof and as of the Closing Date as to himself only, as follows:

         Section 4.1 Title to Common Stock. Such Shareholder owns all of the
                     ---------------------
Common Stock set forth opposite such Shareholder's name on Exhibit B,
                                                           ---------
beneficially and of record free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever and the Common Stock shall, upon delivery to the Seller in accordance with the Agreement, be owned by the Seller beneficially and of record free and clear of all liens, charges, security interests, pledges, encumbrances and demands whatsoever.

         Section 4.2 Authorization; Validity of Agreement; Necessary Action.
                     ------------------------------------------------------
Such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Shareholder, and, assuming this Agreement constitutes valid and binding obligations of each of the Seller and the Purchaser, constitutes valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms.

         Section 4.3 Consents and Approvals; No Violations. Neither the
                     -------------------------------------
execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will
(a) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of its properties or assets.


                                  ARTICLE V

                                 [RESERVED]

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                                 ARTICLE VI

                           COVENANTS OF THE SELLER

         Section 6.1 Conduct of Business. From the date hereof to the
                     -------------------
Closing Date, except for transactions which are contemplated by this Agreement or expressly approved in writing by the Purchaser, which the Purchaser agrees will not be unreasonably withheld, the Seller shall not take any action which would have the effect of:

                  (a) subjecting any of the Companies' assets and properties, tangible or intangible, to any lien, encumbrance or other claim of any kind, exclusive of existing liens disclosed to Purchaser as to which there is no known default;

                  (b) except for sales of inventory in the ordinary course of business, selling, assigning, transferring or otherwise disposing of any of the Companies' assets or properties;

                  (c) other than in the ordinary course of business, modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the debt instruments, Intellectual Property licenses or Contracts;

                  (d) declaring, setting aside or paying any dividends or other distributions, directly or indirectly, to the Seller with respect to the Shares;

                  (e) taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in Section 2.5 hereof.

                  (f) For the purposes of this Agreement, "Intellectual
                                                           ------------
Property" means in each case to the extent necessary to the conduct of the
--------
business or operations of the Companies, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof,
(ii) all trademarks, service marks, trade dress, logos, trade names, corporate names and Internet domain names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and market plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other similar proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         For the purposes of this Agreement, "Contract" means (i) written
                                              --------
or oral contract, (ii) agreement, (iii) lease, (iv) license, (v) mortgage,
(vi) deed of trust, (vii) note, (viii) guaranty, (ix) instrument or
(x) understanding.

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         Section 6.2 Affirmative Covenants Relating to the Companies and the
                     -------------------------------------------------------
Seller. From the date hereof to the Closing Date, the Seller shall use its
------
reasonable best efforts to assure that the Companies shall:

                  (a) keep in the Companies' employ the present officers and key employees, including the professional staff, of the Companies necessary to preserve the goodwill of those having business relations with the Companies; and

                  (b) operate its business only in the ordinary course with the objective of preserving the Companies' business organizations intact, including using its reasonable best efforts to retain the services of the Companies' present officers and the goodwill of its suppliers, customers and others having business relations with the Companies.

         Section 6.3 Consents and Closing Conditions. The Seller shall use
                     -------------------------------
its reasonable best efforts (a) to obtain such third party and governmental consents, authorizations, approvals, releases and terminations as may be required by the Seller hereunder, and to take other actions as may be appropriate in order to fulfill the closing conditions contained in this Agreement and (b) to cause the representations and warranties of the Seller to be true and correct in all material respects on and as of the Closing Date.

         Section 6.4 Cooperation; Communication. Each of the Companies and
                     --------------------------
the Seller shall furnish to each of the Purchaser and the Representative such information regarding the Companies and the Seller as either the Purchaser or the Representative may reasonably request. In addition, each of the Companies and the Seller shall promptly inform each of the Purchaser and the Representative of any material communication from any governmental entity regarding any of the transactions contemplated hereby. If any of the Companies, the Seller or any affiliate thereof receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated hereby, then each of the Companies and the Seller shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with each of the Purchaser and the Representative, an appropriate response in compliance with such request.

         Section 6.5 Non-Solicitation. The Seller shall not, and shall
                     ----------------
direct each of its subsidiaries and their respective affiliates, officers, employees, representatives, or agents not to on or before the second anniversary of the Closing Date, (i) request, induce or attempt to influence any current or future customer or supplier of the Purchaser or its affiliates with regard to the Companies' business or to limit, curtail or cancel its business with the Purchaser or its affiliates with respect to the Companies' business or (ii) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of the Purchaser or its affiliates with regard to the Companies' business to (x) terminate his, her or its employment or business relationship with the Purchaser or its affiliates or (y) commit any act that, if committed by the Seller, would constitute a breach of any provision hereof.

         Section 6.6 Confidentiality of Information; Access to Information.
                     -----------------------------------------------------
Except as required by law, the Seller and their respective employees, agents, auditors, attorneys and other authorized representatives shall not, without each of the Purchaser's and the Shareholders' prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information which is otherwise available to the Seller or the Companies, or which becomes public other than as a result of their action, concerning the Companies' financial condition or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers, contracts or other data of or related to the Companies, or other confidential matters possessed, owned or used by the Companies that may be communicated to, acquired by or learned by them or other information required for filing tax returns on behalf of the Companies. All correspondence, records, files, tax returns, financial statements and other data relating to the Companies which shall come into the possession of the Seller or their respective employees, agents, auditors, attorneys and other authorized representatives shall remain and be deemed to be the sole property of the Companies. If the transactions contemplated hereby are not consummated for any reason, then the Seller or its respective employees, agents, auditors, attorneys and other authorized representatives shall return any and all of the foregoing material to the Companies, together with any and all copies thereof made. Notwithstanding the foregoing, for a period of seven (7) years after the Closing, or such longer period as corresponds to the applicable statute of limitations, the Purchaser shall preserve and keep all books and records of the Companies relating to taxes, financial information or liabilities of the Companies prior to the Closing. The Purchaser will afford to the Seller, including its counsel and accountants during normal business hours after the Closing Date full and complete access to, and copies of, such records of the Companies.

         Section 6.7 Release of Liens on the Shares. The Seller covenants
                     ------------------------------
that it shall obtain from Firstar Bank, N.A. (the "Seller's Bank") and
                                                   -------------
deliver to the Purchaser on or prior to the Closing Date a payoff letter in a form approved by or on behalf of the Purchaser (the "Payoff Letter")
                                                       -------------
stating that any and all security interests and/or other liens, encumbrances and charges against the Shares created in connection with that certain Credit Agreement dated as of November 19, 1999 and Amended and Restated as of May 31, 2000, by and among Zoltek Companies, Inc., Zoltek Corporation, Zoltek Intermediates Corporation, Zoltek Properties, Inc., Cape Composites, Inc. and Engineering Technology Corporation (collectively, the "Borrowers"),
                                                                ---------
the Lenders party thereto (collectively, the "Lenders") and Firstar Bank,
                                              -------
N.A. (as successor by merger to Firstar Bank Missouri, N.A., which was formerly known as Mercantile Bank National Association), acting as agent for the Lenders shall be terminated.


                                 ARTICLE VII

                         COVENANTS OF THE PURCHASER

         Section 7.1 Confidentiality of Information; Access to Information.
                     -----------------------------------------------------
Prior to the Closing Date, except as required by law, the Purchaser and its employees, agents, auditors, attorneys and other authorized representatives shall not, without the Seller's prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information which is otherwise available to the Purchaser or which becomes public other than as a result of its action, concerning the Companies' financial conditions or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers, contracts or other data of or related to the Companies or other confidential matters possessed, owned or used by the Companies that may be communicated to, acquired by or learned by them. All correspondence, records, files, tax returns, financial statements and other data relating to the Companies which shall come into the possession of the Purchaser or its employees, agents, auditors, attorneys and other authorized representatives shall remain and be deemed to be the sole property of the Companies. If the transactions contemplated hereby are not consummated for any reason, then the Purchaser or its employees, agents, auditors, attorneys and other authorized representatives shall return any and all of the foregoing material to the Companies, together with any and all copies thereof made. The confidentiality provisions of this Agreement shall supplement, and not supersede, any contractual confidentiality requirements by and among the Purchaser, the Companies, the Seller or the Shareholders and such existing contractual confidentiality requirements shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement).

         Section 7.2 Receipt of Consents and Satisfaction of Closing
                     -----------------------------------------------
Conditions. The Purchaser shall use its reasonable efforts (a) to obtain
----------
such consents from third parties and to take other actions as may be required in order to fulfill the closing condition contained in this Agreement hereof and (b) to cause the representations and warranties of the Purchaser in Article III to be true and correct on and as of the Closing Date.

         Section 7.3 Communication. The Purchaser shall promptly inform the
                     -------------
Seller of any material communication from any governmental entity regarding any of the transactions contemplated hereby. If the Purchaser or any of its affiliates receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated hereby, then the Purchaser shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable after consultation with the Seller, an appropriate response with such request.

         Section 7.4 Reserved.
                     --------

         Section 7.5 Non-Solicitation. The Purchaser shall not, and shall
                     ----------------
direct its affiliates, officers, employees, representatives, or agents not to on or before the second anniversary of the Closing Date, (i) request, induce or attempt to influence any current or future customer or supplier of the Seller or its affiliates with regard to the Seller's business or to limit, curtail or cancel its business with the Seller or its affiliates with respect to the Seller's business or (ii) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of the Seller or its affiliates with regard to the Seller's business to (x) terminate his, her or its employment or business relationship with the Seller or its affiliates or (y) commit any act that, if committed by the Purchaser, would constitute a breach of any provision hereof.


                                ARTICLE VIII

                        COVENANTS OF THE Shareholders

         Section 8.1 Receipt of Consents and Satisfaction of Closing
                     -----------------------------------------------
Conditions. Each of the Shareholders shall use its commercially reasonable
----------
efforts to cause the representations and warranties of the Shareholders in
Article IV to be true and correct on and as of the Closing Date.

                                 ARTICLE IX

                            ADDITIONAL AGREEMENTS

         Section 9.1 Supply Agreement. The Purchaser and the Seller shall
                     ----------------
cause to be entered into the Supply Agreement (the "Supply Agreement") in
                                                    ----------------
the form of Exhibit G attached hereto, to provide for the Seller or its
            ---------
subsidiaries to supply SP Systems with all of its supply requirements pertaining to commercial carbon fibers.

         Section 9.2 Patent and Technology License Agreement. The Seller and
                     ---------------------------------------
SP Systems shall enter into the Patent and Technology License Agreement in the form of Exhibit H attached hereto, whereby SP Systems shall (i) grant a
            ---------
nonexclusive, nontransferable, nonassignable, nonsublicenseable license to the Seller and certain of its subsidiaries to use resin technology and (ii) supply SPRINT Resins (as defined therein) to Seller pursuant to the terms of the agreement (the "Patent and Technology License Agreement").
                    ---------------------------------------

         Section 9.3 Unsecured Loan Note Instrument.  The Purchaser shall issue
                     ------------------------------
an Unsecured Loan Note Instrument in the form of Exhibit E attached hereto.
                                                 ---------


                                  ARTICLE X

                      PURCHASER'S CONDITIONS TO CLOSING

         The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Purchaser's reasonable satisfaction of each of the following conditions on or prior to the Closing Date:

         Section 10.1 Continued Truth of Warranties. The representations and
                      -----------------------------
warranties of the Seller contained herein shall be true in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though made as of the Closing Date, except for any variations permitted by this Agreement.

         Section 10.2 Performance of Covenants. The Seller shall have
                      ------------------------
performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 10.3 No Material Adverse Change. There shall have been no
                      --------------------------
material adverse change to the properties, operations, liabilities, earnings, business condition (financial or otherwise) of the Companies taken as a whole since September 30, 2000 other than changes in the ordinary course of business or as the result of general economic or industry conditions.

         Section 10.4 Permits and Consents. The parties hereto shall have
                      --------------------
secured all necessary and appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to the Purchaser, by and from all third parties reasonably requested by the Purchaser.

         Section 10.5 Closing Documents. The Seller shall have delivered all
                      -----------------
documents required to be delivered by it at the Closing as set forth below, in each case in form and substance satisfactory to the Purchaser:

                  (a) A certificate of incumbency and copies of the resolutions adopted by the Board of Directors of the Seller, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Seller;

                  (b) To the extent documented in writing, copies of all orders, consents, approvals and clearances to be obtained by the Seller pursuant to Section 10.4;

                  (c) An opinion of Thompson Coburn LLP, counsel for the Seller and the Companies, as to the matters set forth in Exhibit C, which
                                                         ---------
opinion shall contain a statement of reliance in favor of the Purchaser's lenders;

                  (d) [Reserved];

                  (e) The original corporate minute books, stock transfer books and corporate seals of the Companies;

                  (f) Stock certificate(s) representing the Shares with duly executed and valid stock powers or such other evidence of ownership or instruments of transfer as are customary and sufficient to convey ownership of the Shares, attached in form for transfer to the Purchaser and otherwise acceptable in form and substance to the Purchaser;

                  (g) The Supply Agreement and the Patent and Technology License Agreement shall have been executed and delivered;

                  (h) An Amendment and Termination Agreement of the Stock Purchase Agreement dated as of November 19, 1999, by and among Zoltek Companies, Inc. and each of the holders of the issued and outstanding shares of capital stock of Structural Polymer (Holdings) Limited as defined therein (the "Amendment and Termination Agreement"), shall have been executed and
      -----------------------------------
delivered;

                  (i) The Payoff Letter shall have been executed and delivered; and

                  (j) Such other documents and instruments as the Purchaser may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

         Section 10.6 Power of Attorney. The Seller will execute and deliver
                      -----------------
a power of attorney in favor of the Purchaser in the form attached as Exhibit F hereto.
---------

                                 ARTICLE XI

                     THE SELLER'S CONDITIONS TO CLOSING

         The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Seller's reasonable satisfaction of the following conditions on or prior to the Closing Date:

         Section 11.1 Continued Truth of Warranties. The representations and
                      -----------------------------
warranties of each of the Purchaser and the Shareholders herein contained shall be true in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though made as of the Closing Date, except for any variations permitted by this Agreement.

         Section 11.2 Performance of Covenants. Each of the Purchaser and
                      ------------------------
the Shareholders shall have performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 11.3 Permits and Consents. The parties hereto shall have
                      --------------------
secured all necessary and appropriate orders, consents, approvals and clearances in form and substance reasonably satisfactory to the Seller, by and from all third parties reasonably requested by the Seller.

         Section 11.4 Loan Payment. The Purchaser shall cause to be
                      ------------
delivered to the Seller an amount in cash equal to any and all amounts owed to the Seller in the aggregate principal amount of U.S. $7,250,000 including, all related bank loan fees of U.S. $93,781 and all related accrued interest (net of withholding tax required to be withheld) of U.S. $479,908.90 representing intercompany advances between the Seller and SP Systems outstanding as of the Closing Date (the "Intercompany Advances"), by
                                                 ---------------------
wire transfer of immediately available funds to such account or accounts as shall be designated by the Seller.

         Section 11.5 Shareholders' Closing Documents. The Shareholders
                      -------------------------------
shall have delivered the Stock Consideration and all documents required to be delivered by it at the Closing as set forth below, in form and substance satisfactory to each of the Companies and the Seller:

                  (a) To the extent documented in writing, copies of all orders, consents, approvals and clearances to be obtained by the Shareholders pursuant to Section 11.3;

                  (b) [Reserved];

                  (c) Stock certificates representing the Common Stock with duly executed and valid stock powers or such other evidence of ownership or instruments of transfer as are customary and sufficient to convey ownership of the Common Stock, attached in form for transfer to the Seller and otherwise acceptable in form and substance to the Seller; and

                  (d) The Amendment and Termination Agreement shall have been executed and delivered.

         Section 11.6 Purchaser's Closing Documents. The Purchaser shall
                      -----------------------------
have delivered the Purchase Price and all documents required to be delivered by it at the Closing as set forth below, in form and substance satisfactory to each of the Companies and the Seller:

                  (a) A certificate of incumbency and copies of the resolutions adopted by the Board of Directors of the Purchaser, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Purchaser;

                  (b) To the extent documented in writing, copies of all orders, consents, approvals and clearances to be obtained by the Purchaser pursuant to Section 11.3;

                  (c) [Reserved];

                  (d) An opinion of Bond Pearce, counsel for the Purchaser, as to the matters set forth in Exhibit D;
                               ---------

                  (e) The Supply Agreement and the Patent and Technology License Agreement shall have been executed and delivered; and

                  (f) The Amendment and Termination Agreement shall have been executed and delivered.


                                 ARTICLE XII

                     SHAREHOLDERS' CONDITIONS TO CLOSING

         The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Shareholders' reasonable satisfaction of each of the following conditions on or prior to the Closing Date:

         Section 12.1 Continued Truth of Warranties. The representations and
                      -----------------------------
warranties of the Seller contained herein shall be true in all material respects on and as of the date hereof with the same force and effect as though made as of the date hereof, except for any variations permitted by this Agreement.

         Section 12.2 Performance of Covenants. The Seller shall have
                      ------------------------
performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 12.3 No Material Adverse Change. There shall have been no
                      --------------------------
material adverse change to the properties, operations, liabilities, earnings, business condition (financial or otherwise) of the Companies taken as a whole since September 1, 2000 other than changes as the result of general economic or industry conditions.

         Section 12.4 Permits and Consents. The parties hereto shall have
                      --------------------
secured all necessary and appropriate orders, consents, approvals and clearances, in form and substance satisfactory to the Shareholders, by and from all third parties reasonably requested by the Shareholders.

         Section 12.5 Closing Documents. The Seller shall have delivered all
                      -----------------
documents required to be delivered by it at the Closing pursuant to Section 10.5, and the Purchaser shall have issued the SP Group Shares in each case in form and substance satisfactory to the Shareholders.


                                ARTICLE XIII

                               INDEMNIFICATION

         Section 13.1 Indemnification of Each of the Purchaser and the
                      ------------------------------------------------
Shareholders. Subject to the provisions of this Article XIII, by execution
------------
of this Agreement, the Seller hereby acknowledges that each of the Purchaser and the Shareholders shall be entitled to full indemnification by the Seller of the following and the Seller hereby agrees to indemnify and hold harmless the Purchaser and the Shareholders from:

                  (a) any and all losses, liabilities or damages (including judgments and settlement payments) (a "Loss") incurred by (i) any of the
                                       ----
Purchaser and the Shareholders incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant set forth in this Agreement by the Seller made or contained in this Agreement or in any exhibit, schedule, certificate or other document executed and delivered to each of the Purchaser and the Shareholders by the Seller or by or on behalf of the Companies under or pursuant to this Agreement or the transactions contemplated herein or (ii) Structural Polymer Systems Limited (a subsidiary of the Purchaser) or any of the Companies, incident to, arising in connection with or resulting from the guarantee provided by Structural Polymer Systems Limited to Gamesa Eolica SA ("Gamesa") in relation to
                                              ------
repayment of an advanced payment made by Gamesa to Entec Composite Machines Inc. (a subsidiary of the Seller) of U.S. $114,660 on May 22, 2000 or any payment thereunder;

                  (b) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described in this Section 13.1, or in enforcing their rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

         Section 13.2 Indemnification of the Seller. (a) Subject to the
                      -----------------------------
provisions of this Article XIII, by execution of this Agreement, the Purchaser hereby acknowledges that the Seller shall be entitled to full indemnification by the Purchaser of the following and the Purchaser hereby agrees to indemnify and hold harmless the Seller from:

                        (i) any and all Losses incurred by the Seller incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by the Purchaser made or contained in this Agreement or in any exhibit, schedule, certificate or other document executed and delivered to the Seller by the Purchaser; and

                       (ii) any and all Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

                  (b) By execution of this Agreement, such Shareholder hereby acknowledges as to such Shareholder only that the Seller shall be entitled to full indemnification by such Shareholder of the following and such Shareholder hereby agrees to indemnify and hold harmless the Seller from:

                        (i) any and all Losses incurred by the Seller incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant set forth in this Agreement by such Shareholder made or contained in this Agreement or in any exhibit, schedule, certificate or other document executed and delivered to the Seller by such Shareholder under or pursuant to this Agreement or the transactions contemplated herein; and

                       (ii) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

         Section 13.3 Notice of and Procedures for Collecting
                      ---------------------------------------
Indemnification. (a) Initial Claim Notice. When either the Purchaser, the
---------------      --------------------
Shareholders or the Seller, becomes aware of a situation which may result in damages for which it or they would be entitled to be indemnified hereunder, the Purchaser, the Shareholders or the Seller (the "Indemnitee") shall
                                                    ----------
submit promptly a written notice (the "Initial Claim Notice") to the other
                                       --------------------
party from which indemnification may be forthcoming pursuant to Section 13.1 or 13.2 (the "Indemnitor") to such effect after it first becomes aware of
              ----------
such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the
                                                  -----------------
Indemnitee shall provide promptly to the Indemnitor a supplemental Initial Claim Notice not later than twenty (20) calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an

Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual and material prejudice to the Indemnitor.

                  (b) Rights of Indemnitor. If, prior to the expiration of
                      --------------------
thirty (30) calendar days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such
 -------------------
claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall
                                  --------  -------
not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. The Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. The Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and
(ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

                  (c) Final Claims Statement. At such time as damages for
                      ----------------------
which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee shall forward a final claims statement (the "Final Claims Statement") to the
                                       ----------------------
Indemnitor setting forth the amount of such damages in reasonable detail on an itemized basis. The Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g., vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) calendar days after receipt by the Indemnitor of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor to the Indemnitee and the Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to the Indemnitor in connection with the claim for which the indemnification right arose.

         Section 13.4 Payment of Claims for Indemnification. Any amounts
                      -------------------------------------
payable to each of the Purchaser and the Shareholders, as the case may be, pursuant to the provisions of Section 13.1 shall be the responsibility of the Seller as provided in Section 13.1. Any amounts shall be paid promptly upon notice of the Purchaser or the Representative (as herein defined), as the case may be, to the Seller of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Purchaser's or the Shareholders' (as the case may be) demand for indemnification under
Article XIII of this Agreement. Any amounts payable to the Seller pursuant to the provisions of Section 13.2(a) of this Agreement shall be the responsibility of the Purchaser and shall be paid promptly upon notice of the Seller to the Purchaser of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Seller's demand for indemnification under Section 13.2(a) of this Agreement. Any amounts payable to the Seller pursuant to the provisions of Section 13.2(b) of this Agreement shall be the responsibility of the applicable Shareholder and shall be paid promptly upon notice of the Seller to the Representative of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Seller's demand for indemnification under
Section 13.2(b) of this Agreement.

         Section 13.5 Survival of Indemnification. Any other provision
                      ---------------------------
hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive indefinitely.

         Section 13.6 Exclusive Remedy. The sole and exclusive remedy of
                      ----------------
each of the Purchaser, the Shareholders and the Seller hereunder or otherwise in connection with the transactions contemplated hereby shall be restricted to the indemnification rights set forth in this Article XIII.


                                 ARTICLE XIV

                      FEDERAL AND OTHER SECURITIES LAWS

         Section 14.1 Investment Representations. (a) This Agreement is made
                      --------------------------
with the Seller in reliance upon the Seller's representations to each of the Purchaser and the Shareholders, in reliance upon the Purchaser's representations to each of the Seller and the Shareholders, and in reliance upon the Shareholders' representations to each of the Purchaser and the Seller (as used in this Article XIV, each of the Seller, the Purchaser and the Shareholders are referred to herein as an "Investor") which by its
                                               --------
execution hereof the Seller hereby confirms, that the Common Stock transferred as the Stock Consideration, the Purchaser hereby confirms, that the purchase of the Shares and the Shareholders hereby confirm, that the SP Group Shares (the Stock Consideration, the Shares, and the SP Group Shares are referred to in this Article XIV as the "Securities") to be received by
                                            ----------
it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the no Investor has any present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

                  (b) The Investor understands that the Securities are not registered under the 1933 Act on the ground that the sale provided for in this Agreement should be exempt from registration under the 1933 Act and that the Purchaser's, the Shareholders' or the Seller's reliance, as the case may be, on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. The Investor confirms that it has no such intention.

                  (c) The Investor represents that it is an "accredited
                                                             ----------
investor" within the meaning of Rule 501 under the 1933 Act and that the
--------
Investor is experienced in evaluating and investing in companies, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Investor further represents that it has had access, during the course of the transaction and prior to its purchase of the Securities, to the information filed by the Purchaser, the Shareholders or the Seller, as the case may be, with the Securities and Exchange Commission and that it has had, during the course of the transaction and prior to the Investor's execution hereof, the opportunity to ask questions of, and to receive answers from, the Purchaser, the Shareholders or the Seller, as the case may be, concerning the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify the accuracy of any information furnished to it or which it has had access. The Investor is aware that a significant portion of any future revenues of the Purchaser, the Shareholders or the Seller, as the case may be, may be adversely affected by market and regulatory forces. The Investor acknowledges that it has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Securities.

                  (d) The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. The Investor represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 14.1(e) hereof.

                  (e) The Investor agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Investor shall have notified the Seller, the Purchaser or the Representative, as the case may be, of the proposed disposition and shall have furnished the Seller, the Purchaser or the Representative, as the case may be, with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Purchaser, the Representative or the Seller, as the case may be, at the expense of the Investor or the transferee, it shall have furnished to the Purchaser, the Representative or the Seller, as the case may be, an opinion of counsel, reasonably satisfactory to the Purchaser, the Representative or the Seller, as the case may be, to the effect that such transfer may be made without registration under the 1933 Act.

         Section 14.2 Legends; Stop Transfer. (a) All certificates for the
                      ----------------------
Stock Consideration and the Shares may bear the following or a substantially similar legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO [THE SHAREHOLDERS] [ZOLTEK COMPANIES, INC.], THAT ANOTHER

                  EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                  (b) The certificates for the Securities may also bear any legend required by any applicable state securities or other law.

                  (c) In addition, the Purchaser, the Representative or the Seller, as the case may be, shall cause its transfer agent to make a notation regarding the restrictions on transfer of the Securities in their respective records and the Securities shall be transferred on the books of the Purchaser or the Seller, as the case may be, only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of Section 14.1(e) hereof.


                                 ARTICLE XV

                                MISCELLANEOUS

         Section 15.1 Appointment of Representative. (a) Powers of Attorney.
                      -----------------------------      ------------------
Each Shareholder irrevocably constitutes and appoints Paul Rudling (the "Representative") as such Shareholder's true and lawful agent, proxy and
 --------------
attorney-in-fact and agent and authorizes the Representative acting for such Shareholder and in such Shareholder's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such person might or could do in person, including, without limitation:

                        (i) deliver all notices required to be delivered by the Shareholders under this Agreement in connection with the foregoing;

                       (ii) receive all notices required to be delivered to the Shareholders under this Agreement in connection with the foregoing;

                      (iii) take any and all action on behalf of such Shareholder from time to time, as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement in connection with the foregoing; and

                       (iv) engage and employ agents and representatives for the Shareholders (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Shareholder grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Shareholder will, by executing this Agreement, agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Shareholder. Each Shareholder acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this Section 15.1, such Shareholder shall be bound by such documents or decisions as fully as if such Shareholder had executed and delivered such documents or made such decisions.

                  (b) Liability of Representative. The Representative shall
                      ---------------------------
not have by reason of this Agreement a fiduciary relationship in respect of any Shareholder, except in respect of amounts received on behalf of such Shareholder. The Representative shall not be liable to any Shareholder for any action taken or omitted by him or any agent employed by him hereunder or under any other related document referred to herein, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to the Shareholders for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Shareholder to whom payment was due, but not made, shall be to recover from the other Shareholders any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

                  (c) Replacement of the Representative. Upon the death,
                      ---------------------------------
disability, incapacity or resignation of the initial Representative appointed pursuant to Section 15.1(a) above, each Shareholder acknowledges and agrees that the remaining Shareholders shall elect within 30 days one of the remaining Shareholders to serve as the Representative pursuant to this
Section 15.1. Any substituted representative shall be deemed the Representative for all purposes of this Agreement.

                  (d) Actions of the Representative; Liability of the
                      -----------------------------------------------
Representative. Each Shareholder agrees that the Purchaser and the Seller
--------------
shall be entitled to rely on any action taken by the Representative, on behalf of the Shareholders, pursuant to Section 15.1(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on
 -----------------
each Shareholder as fully as if such Shareholder had taken such Authorized Action. Each of the Purchaser and the Seller agrees that the Representative shall have no liability to the Purchaser and the Seller for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Shareholders jointly and severally agree to pay, and to indemnify and hold harmless each of the Purchaser and the Seller from and against any losses which it may suffer, sustain, or become subject to, as the result of any claim by any person that an Authorized Action is not binding on, or enforceable against, the Shareholders. In addition, the Shareholders hereby release and discharge the Purchaser and the Seller from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on the Shareholders' behalf to the Shareholders.

                  (e) Allocation of Payments. Whenever the Shareholders are
                      ----------------------
entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Section 15.1(a)(i), each Shareholder shall be entitled to receive from each of the Purchaser and the Seller or shall be obligated to pay to each of the Purchaser and the Seller such a pro rata portion of any payment determined in accordance with each such Shareholder's percentage ownership of the Common Stock calculated by dividing the number of shares of Common Stock owned by such Shareholder by the total number of shares of Common Stock, each as set forth on Exhibit B to this Agreement.
                                   ---------

         Section 15.2 Termination. This Agreement, other than the
                      -----------
obligations contained in Sections 6.6, 7.1, 15.1 and 15.10 which shall survive any termination of this Agreement, may be terminated by the parties hereto, prior to Closing as follows:

                  (a) by mutual written consent of the Purchaser, the Representative and the Seller and the transactions contemplated herein abandoned;

                  (b) upon written notice from the Purchaser or the Representative, as the case may be, to the Seller if any of the conditions precedent to the Purchaser's or Shareholders' (as the case may be) obligations hereunder shall have become incapable of fulfillment through no fault of the Purchaser or the Shareholders, as the case may be;

                  (c) upon written notice from the Seller to the Purchaser and the Representative if any of the conditions precedent to the Seller's obligations hereunder shall have become incapable of fulfillment through no fault of the Seller;

                  (d) by the Purchaser, on the one hand, or the Seller, on the other hand, in the event of a breach by any other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within thirty (30) days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period; or

                  (e) at the election of the Purchaser or the Seller if the Closing has not occurred on or prior to November 15, 2000.

Termination of this Agreement as provided in this Agreement shall not affect any other rights or remedies any party may have at law, in equity or otherwise for breach of this Agreement or otherwise.

         Section 15.3 Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         Section 15.4 Right of Inspection. From and after the date of this
                      -------------------
Agreement to the Closing Date, the Seller will give to the Purchaser and its counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of the Companies, and will furnish copies of all Contracts and other instruments as the Purchaser or its counsel may reasonably request. Such investigation will not affect the warranties of the Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Companies or the Seller will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by the Seller or other third parties without fault on the part of the Purchaser, or unless otherwise required by law.

         Section 15.5 Entire Agreement. This Agreement, including any
                      ----------------
certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         Section 15.6 Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the internal substantive laws and not the choice of law rules of the State of Missouri.

         Section 15.7 Press Releases. Prior to the Closing, none of the
                      --------------
parties, will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of each of the other parties first obtained which consent will not be unreasonably withheld or delayed; provided, however, that nothing in this Agreement will prohibit
            --------  -------
any of the parties from issuing or causing publication of any press release or public announcement to the extent that such action is required by law or any regulatory authority, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

         Section 15.8 Currency. Any references in this Agreement to
                      --------
"dollars" shall mean U.S. Dollars.
 -------

         Section 15.9 Assignment, Third Parties, Binding Effect. The rights
                      -----------------------------------------
under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void; provided, however, that (i) the Purchaser may assign
                       --------  -------
its rights or delegate its duties hereunder to any wholly-owned subsidiary of the Purchaser and (ii) to its lenders. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of the Purchaser, the Shareholders, and the Seller and each of their respective successors and permitted assigns.

         Section 15.10 Expenses. Each of the Purchaser, the Shareholders and
                       --------
the Seller will bear its own expenses in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement, including, without limitation, counsel and accountants' fees, except that the Purchaser will reimburse Seller, at the time of Closing, for up to $100,000 of such expenses of the Seller. Notwithstanding the foregoing, the Purchaser shall pay any and all taxes, registration fees or other expenses included in connection with effecting the transfer of the Shares.

         Section 15.11 Waivers. Any failure by any of the parties to comply
                       -------
with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         Section 15.12 Captions and Section Headings. Captions and section
                       -----------------------------
headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         Section 15.13 Notices. All notices, requests, demands and other
                       -------
communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) if sent by reputable overnight air courier (such as DHL or Federal Express) two (2) days after having been posted, (iii) if sent by registered or certified mail in the United States, return receipt requested, upon receipt, (iv) if sent by facsimile transmission, with a copy of same mailed in the manner provided above, when transmitted and receipt is confirmed by telephone. Such delivery shall be addressed to the parties at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

         To Purchaser:     Structural Polymer Group Limited
                           c/o Structural Polymer (Holdings) Limited
                           St. Cross Business Park, Newport
                           Isle of Wight, PO3O 5WU
                           Facsimile No.: (0)1983 828215
                           Attention: Mr. Paul Brown

         With a copy to:   Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York 10004-1490
                           Facsimile No.: 212-858-1500
                           Attention: Mr. Kenneth E. Adelsberg

                           Bond Pearce
                           Town Quay House, 7 Town Quay
                           Southampton, England S014 2PT
                           Facsimile No.: 02380 222480
                           Attention: Messrs. Moray Macpherson and
                                      Graham Jeffries

         To Shareholders:  Mr. Paul Rudling
                           c/o Structural Polymer (Holdings) Limited
                           St. Cross Business Park, Newport
                           Isle of Wight, PO30 5WU
                           Facsimile No.: (0) 1983 828215

         With a copy to:   Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, New York 10004-1490
                           Facsimile No.: 212-858-1500
                           Attention: Mr. Kenneth E. Adelsberg

                           Bond Pearce
                           Town Quay House, 7 Town Quay
                           Southampton, England S014 2PT
                           Facsimile No.: 02380 222480
                           Attention: Messrs. Moray Macpherson and
                                      Graham Jeffries

         To Seller:        Zoltek Companies, Inc.
                           3101 McKelvey Road
                           Bridgeton, Missouri 63044
                           Facsimile No.: 314-291-8536
                           Attention: Mr. Zsolt Rumy

         With a copy to:   Thompson Coburn LLP
                           One Mercantile Center
                           St. Louis, Missouri 63101-1693
                           Facsimile No.: 314-552-7000
                           Attention: Mr. Thomas A. Litz

                                     and

                           Blake Lapthorn
                           New Court
                           1 Barnes Wallis Road
                           Segensworth Fareham
                           Hampshire PO I5 5UA
                           Facsimile No.:  (0)1489 579 126
                           Attention:  Mr. Mark Shepherd


          [the remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                 PURCHASER:

                                 STRUCTURAL POLYMER GROUP LIMITED


                                 By:  /s/ A. P. Brown
                                      -----------------------------------------
                                      Name:  A. P. Brown
                                      Title: Director


                                 SELLER:

                                 ZOLTEK COMPANIES, INC.


                                 By:  /s/ Daniel D. Greenwell
                                      -----------------------------------------
                                      Name:  Daniel D. Greenwell
                                      Title: Chief Financial Officer


                                 SHAREHOLDERS:



                                 /s/ Paul Rudling
                                 ----------------------------------------------
                                 Paul Rudling



                                 /s/ Andy Day
                                 ----------------------------------------------
                                 Andy Day



                                 /s/ Giovanni Belgrano
                                 ----------------------------------------------
                                 Giovanni Belgrano



                                 /s/ Derek Ness
                                 ----------------------------------------------
                                 Derek Ness

                                 /s/ Paul Brown
                                 ----------------------------------------------
                                 Paul Brown



                                 /s/ James Austin
                                 ----------------------------------------------
                                 James Austin



                                 /s/ Adrian Williams
                                 ----------------------------------------------
                                 Adrian Williams



                                 /s/ Graham Harvey
                                 ----------------------------------------------
                                 Graham Harvey



                                 /s/ Simon Grosser
                                 ----------------------------------------------
                                 Simon Grosser



                                 /s/ Michael Turner
                                 ----------------------------------------------
                                 Michael Turner



                                 /s/ Nicholas Partington
                                 ----------------------------------------------
                                 Nicholas Partington



                                 /s/ Paul Lyon
                                 ----------------------------------------------
                                 Paul Lyon



                                 /s/ Richard Willoughby
                                 ----------------------------------------------
                                 Richard Willoughby



                                 /s/ Hallkvist Trading ApS
                                 ----------------------------------------------
                                 Hallkvist Trading ApS



                                 /s/ David Cripps
                                 ----------------------------------------------
                                 David Cripps